Exhibit 99.1

News Release

Valspar Reports Fiscal 2015 Third Quarter Results

•	Diluted EPS (as adjusted) increased 10 percent to $1.33
•	Net sales decreased 1 percent in local currency (down 7 percent as reported), and volumes were flat
•	Coatings segment net sales flat in local currency
•	Paints segment net sales decreased 3 percent in local currency, driven by the expected volume decline in North America
•	Fiscal 2015 annual diluted EPS (as adjusted) guidance updated to $4.55 to $4.65

Minneapolis – (BUSINESS WIRE) – August 25, 2015 – The Valspar Corporation today reported fiscal third quarter 2015 net sales of $1.15 billion, a decrease of 7 percent over the prior year. Total volume was flat as growth in the Coatings segment was offset by the expected decline in the Paints segment. The effects of foreign currency translation negatively impacted net sales by 5 percent; and acquisitions added 2 percent to net sales in the quarter. Reported net income of $103 million and earnings per diluted share of $1.25 for the current fiscal year include nonrecurring items, which are detailed in the “Reconciliation of Non-GAAP Financial Measures” included in this release. Third quarter 2015 adjusted net income and earnings per diluted share, excluding these nonrecurring items, were $109 million and $1.33, respectively. Third quarter 2014 adjusted net income and earnings per diluted share were $103 million and $1.21, respectively.

“We delivered solid performance in the quarter, with a 6 percent increase in adjusted EBIT and a 10 percent increase in EPS. These results were driven by our strong commercial execution and significant productivity initiatives, despite the impact of unfavorable currency and the change in our North American Paint business,” said Gary E. Hendrickson, chairman and chief executive officer. “Against the backdrop of strong performance in the prior year, Coatings segment volumes grew driven by new business wins in the General Industrial and Coil product lines. In the Paints segment, volumes were up in each of the international regions. North America Paints volumes also increased, excluding the product line adjustment at a significant customer.”

“Based on our year-to-date results and outlook for the fourth quarter, we are updating our fiscal 2015 EPS (as adjusted) guidance to $4.55 to $4.65,” Hendrickson added.

Fiscal Third Quarter 2015 Segment Results

Net sales in the Coatings segment decreased 6 percent to $640 million from $685 million in the fiscal third quarter of 2015. Net sales in local currency were flat, and volumes were up 1 percent. The increase in volume was led by the General Industrial product line and continued growth in the Coil product line. Coatings segment adjusted earnings before interest and taxes (EBIT) of $120 million declined 2 percent from $122 million, driven by the impact of currency translation and a slight decline in sales, partially offset by benefits from productivity initiatives and improvements in cost/price. Adjusted EBIT as a percent of net sales increased to 18.7% from 17.8% in the prior year.

Net sales in the Paints segment decreased 7 percent to $444 million from $480 million in the fiscal third quarter of 2015. Net sales in local currency declined 3 percent, and volumes were down 4 percent. The acquisition of Quest Specialty Chemicals added 3 percent to segment volume and 6 percent to segment net sales. Volume growth in international regions was more than offset by a decline in North America. The volume decline in North America was driven by the previously disclosed product line adjustment at a significant customer and by difficult prior year comparisons when the company launched new products in the home improvement channel. Paints segment adjusted EBIT of $52 million was up 18 percent from $44 million in the prior year. The decline in volume was more than offset by benefits from productivity initiatives, lower operating expenses, improved cost/price and the Quest acquisition. Adjusted EBIT as a percent of net sales increased to 11.7% from 9.1% in the prior year.

Fiscal 2015 Guidance

The company is updating its fiscal 2015 annual diluted EPS (as adjusted) guidance range to $4.55 to $4.65 from the previous range of $4.45 to $4.65. The company expects total fiscal 2015 annual sales to decline in the “mid single-digits” from fiscal 2014, compared to the previous expectation of a “low single-digits” sales decline. Excluding the negative impact of currency translation, fiscal 2015 annual sales are expected to be approximately “flat” compared to fiscal 2014.

New Debt Offering

During the quarter, the company completed a previously disclosed debt offering of $350 million of secured notes that mature on January 15, 2026, with a coupon rate of 3.95%. The proceeds were primarily utilized for the acquisition of the performance coatings businesses of Quest Specialty Chemicals and for general corporate purposes.

Dividends and Share Repurchases

During the quarter, the company paid a quarterly dividend of $0.30 per common share outstanding, or $24.1 million. Valspar is a member of the S&P High Yield Dividend Aristocrats®, which is comprised of companies increasing dividends every year for at least 20 consecutive years. Also during the quarter, the company repurchased 900 thousand shares of its stock, for $75 million.

An earnings conference call is scheduled for 11:00 a.m. Eastern Time (10:00 a.m. Central Time) today and will be webcast and accessible from the Investor Relations section of Valspar’s website at http://investors.valspar.com.

Valspar: If it matters, we’re on it.®
Valspar is a global leader in the coatings industry providing customers with innovative, high-quality products and value-added services.  Our 10,800 employees worldwide deliver advanced coatings solutions with best-in-class appearance, performance, protection and sustainability to customers in more than 100 countries. Valspar offers a broad range of superior coatings products for the consumer market, and highly-engineered solutions for the construction, industrial, packaging and transportation markets. Founded in 1806, Valspar is headquartered in Minneapolis. Valspar’s reported net sales in fiscal 2014 were $4.5 billion and its shares are traded on the New York Stock Exchange (symbol: VAL). For more information, visit www.valspar.com and follow @valspar on Twitter.

# # #

Investor Contact:

Bill Seymour

612.656.1328

william.seymour@valspar.com

Media Contact:

Kimberly A. Welch

612.656.1347

kim.welch@valspar.com

FORWARD-LOOKING STATEMENTS

Certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expects,” “projects,” “estimates,” “anticipates,” “believes,” “could,” “may,” “will,” “plans to,” “intends,” “should” and similar expressions. These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operating in foreign markets, including achievement of profitable growth in developing markets; impact of fluctuations in foreign currency exchange rates on our financial results; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; possible interruption, failure or compromise of the information systems we use to operate our business; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law.

THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three and Nine Months Ended July 31, 2015 and July 25, 2014

(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,	July 25,	July 31,	July 25,
	2015	2014	2015	2014

Net Sales[1]	$1,149,126	$1,229,304	$3,243,084	$3,364,247
Cost of Sales[1]	733,572	809,310	2,094,956	2,230,067
Restructuring Charges - Cost of Sales	1,319	3,302	7,398	17,677
Acquisition-related Charges - Cost of Sales	2,952	—	2,952	—
Gross Profit	411,283	416,692	1,137,778	1,116,503
Research and Development	34,951	34,285	99,590	100,428
Selling, General and Administrative	206,432	219,527	600,310	608,274
Restructuring Charges	3,280	4,351	5,994	10,638
Acquisition-related Charges	892	—	892	—
Operating Expenses	245,555	258,163	706,786	719,340
Gain on Sale of Certain Assets	—	—	48,001	—
Income From Operations	165,728	158,529	478,993	397,163
Interest Expense	22,622	16,137	59,178	47,825
Other (Income) Expense, Net	70	1,812	799	2,501
Income Before Income Taxes	143,036	140,580	419,016	346,837
Income Taxes	40,174	42,747	121,866	109,492
Net Income	$102,862	$97,833	$297,150	$237,345

Average Number of Shares O/S - basic	80,020,089	83,194,913	80,857,078	84,168,188
Average Number of Shares O/S - diluted	81,999,701	85,477,072	82,910,996	86,547,612

Net Income per Common Share - basic	$1.29	$1.18	$3.68	$2.82
Net Income per Common Share - diluted	$1.25	$1.14	$3.58	$2.74

1  Certain amounts in the 2014 financial statements have been reclassified to conform to the 2015 presentation. In the first quarter of 2015, we changed our policy and now classify freight costs on shipments to customers as cost of sales.  Previously these costs were recorded as a deduction from net sales.  Reclassifications had no effect on net income (loss), cash flows or stockholders’ equity as previously reported.

THE VALSPAR CORPORATION

SEGMENT INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three and Nine Months Ended July 31, 2015 and July 25, 2014

(Dollars in thousands)

	Three Months Ended				Nine Months Ended
	July 31,		July 25,		July 31,		July 25,
	2015		2014		2015		2014

Coatings Segment
Net Sales[1]	$640,225		$684,647		$1,858,103		$1,871,125
Earnings Before Interest and Taxes (EBIT)	117,311		114,874		360,942		282,896

Key Metrics (GAAP):
Sales Growth[1]	(6.5%	)	16.2%		(0.7%	)	13.2%
EBIT, % of Net Sales[1]	18.3%		16.8%		19.4%		15.1%

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$119,911		$122,019		$320,450		$301,300
Adjusted EBIT, % of Net Sales[1]	18.7%		17.8%		17.2%		16.1%

Paints Segment
Net Sales[1]	$443,844		$479,575		$1,209,346		$1,321,956
Earnings Before Interest and Taxes (EBIT)	45,897		43,224		117,797		124,644

Key Metrics (GAAP):
Sales Growth[1]	(7.5%	)	4.5%		(8.5%	)	7.0%
EBIT, % of Net Sales[1]	10.3%		9.0%		9.7%		9.4%

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$51,740		$43,704		$127,533		$134,279
Adjusted EBIT, % of Net Sales[1]	11.7%		9.1%		10.5%		10.2%

Other and Administrative
Net Sales[1]	$65,057		$65,082		$175,635		$171,166
Earnings Before Interest and Taxes (EBIT)	2,450		(1,381)		(545)		(12,878)

Key Metrics (GAAP):
Sales Growth[1]	(0.0%	)	2.2%		2.6%		(1.4%	)
EBIT, % of Net Sales[1]	3.8%		(2.1%	)	(0.3%	)	(7.5%	)

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$2,450		$(1,353)		$(554)		$(12,602)
Adjusted EBIT, % of Net Sales[1]	3.8%		(2.1%	)	(0.3%	)	(7.4%	)

1  Certain amounts in the 2014 financial statements have been reclassified to conform to the 2015 presentation. In the first quarter of 2015, we changed our policy and now classify freight costs on shipments to customers as cost of sales.  Previously these costs were recorded as a deduction from net sales.  Reclassifications had no effect on net income (loss), cash flows or stockholders’ equity as previously reported.

2  The information on this page includes non-GAAP financial measures. Please refer  to the “RECONCILIATION OF NON-GAAP FINANCIAL MEASURES” included in this release for detailed information.

THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of July 31, 2015 and July 25, 2014

(Dollars in thousands)

	July 31,	July 25,
	2015	2014

Assets
Current Assets:
Cash and Cash Equivalents	$342,647	$146,505
Restricted Cash	1,628	3,121
Accounts and Notes Receivable, Net	876,800	870,954
Inventories	512,609	526,438
Deferred Income Taxes	28,120	40,057
Prepaid Expenses and Other	103,241	101,275
Total Current Assets	1,865,045	1,688,350
Goodwill	1,304,831	1,145,730
Intangibles, Net	653,020	602,516
Other Assets	117,415	93,035
Long-Term Deferred Income Taxes	6,893	7,098
Property, Plant & Equipment, Net	630,814	643,069
Total Assets	$4,578,018	$4,179,798

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term Debt	$474,169	$553,557
Current Portion of Long-Term Debt	158,091	4,500
Trade Accounts Payable	554,493	655,933
Income Taxes	43,530	32,026
Other Accrued Liabilities	390,590	424,408
Total Current Liabilities	1,620,873	1,670,424
Long Term Debt, Net of Current Portion	1,706,950	1,077,921
Deferred Income Taxes	226,798	241,037
Other Long-Term Liabilities	139,188	134,568
Total Liabilities	3,693,809	3,123,950
Stockholders’ Equity	884,209	1,055,848
Total Liabilities and Stockholders’ Equity	$4,578,018	$4,179,798

THE VALSPAR CORPORATION

SELECTED INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three and Nine Months Ended July 31, 2015 and July 25, 2014

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 31,	July 25,	July 31,	July 25,
	2015	2014	2015	2014

Depreciation and Amortization	$22,566	$21,618	$68,058	$74,252

Capital Expenditures	19,647	25,259	60,846	75,880

Dividends Paid	24,105	21,706	73,056	65,886

THE VALSPAR CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

For the Three Months Ended July 31, 2015 and July 25, 2014

(Dollars in thousands, except per share amounts)

The following information provides reconciliations of non-GAAP financial measures from operations presented in the accompanying news release to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures in the accompanying news release may differ from similar measures used by other companies. The following tables reconcile gross profit, operating expense, earnings before interest and taxes (EBIT), net income, net income per common share - diluted, and diluted earnings per share (EPS) guidance for the periods presented (GAAP financial measures) to adjusted gross profit, adjusted operating expense, adjusted earnings before interest and taxes (EBIT), adjusted net income, adjusted net income per common share - diluted, and adjusted diluted earnings per share (EPS) guidance (non-GAAP financial measures) for the periods presented.

	Three Months Ended			Three Months Ended
	July 31, 2015			July 25, 2014[1]
	Dollars	% of Net Sales		Dollars	% of Net Sales

Coatings Segment
Earnings Before Interest and Taxes (EBIT)	$117,311	18.3%		$114,874	16.8%
Restructuring Charges - Cost of Sales	825	0.1%		2,776	0.4%
Restructuring Charges - Operating Expense	1,775	0.3%		4,369	0.6%
Adjusted EBIT	$119,911	18.7%		$122,019	17.8%

Paints Segment
EBIT	$45,897	10.3%		$43,224	9.0%
Restructuring Charges - Cost of Sales	494	0.1%		499	0.1%
Acquisition-related Charges - Cost of Sales	2,952	0.7%		—	0.0%
Restructuring Charges - Operating Expense	1,505	0.3%		(19)	(0.0%	)
Acquisition-related Charges - Operating Expense	892	0.2%		—	0.0%
Adjusted EBIT	$51,740	11.7%		$43,704	9.1%

Other and Administrative
EBIT	$2,450	3.8%		$(1,381)	(2.1%	)
Restructuring Charges - Cost of Sales	—	0.0%		27	0.0%
Restructuring Charges - Operating Expense	—	0.0%		1	0.0%
Adjusted EBIT	$2,450	3.8%		$(1,353)	(2.1%	)

Total
Gross Profit	$411,283	35.8%		$416,692	33.9%
Restructuring Charges - Cost of Sales	1,319	0.1%		3,302	0.3%
Acquisition-related Charges - Cost of Sales	2,952	0.3%		—	0.0%
Adjusted Gross Profit	$415,554	36.2%		$419,994	34.2%

Operating Expenses	$245,555	21.4%		$258,163	21.0%
Restructuring Charges - Operating Expense	(3,280)	(0.3%	)	(4,351)	(0.4%	)
Acquisition-related Charges - Operating Expense	(892)	(0.1%	)	—	0.0%
Adjusted Operating Expenses	$241,383	21.0%		$253,812	20.6%

EBIT	$165,658	14.4%		$156,717	12.7%
Restructuring Charges - Total	4,599	0.4%		7,653	0.6%
Acquisition-related Charges - Total	3,844	0.3%		—	0.0%
Adjusted EBIT	$174,101	15.2%		$164,370	13.4%

Net Income	$102,862			$97,833
After Tax Restructuring Charges - Total	3,202			5,616
After Tax Acquisition-related Charges - Total	2,712			—
Adjusted Net Income	$108,776			$103,449

Net Income per Common Share - diluted	$1.25			$1.14
After Tax Restructuring Charges - Total	0.04			0.07
After Tax Acquisition-related Charges - Total	0.03			—
Adjusted Net Income per Common Share - diluted [2]	$1.33			$1.21

1  Certain amounts in the 2014 financial statements have been reclassified to conform to the 2015 presentation. In the first quarter of 2015, we changed our policy and now classify freight costs on shipments to customers as cost of sales.  Previously these costs were recorded as a deduction from net sales.  Reclassifications had no effect on net income (loss), cash flows or stockholders’ equity as previously reported.

2  The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

THE VALSPAR CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

For the Nine Months Ended July 31, 2015 and July 25, 2014

(Dollars in thousands, except per share amounts)

	Nine Months Ended			Nine Months Ended
	July 31, 2015			July 25, 2014[1]
	Dollars	% of Net Sales		Dollars	% of Net Sales

Coatings Segment
Earnings Before Interest and Taxes (EBIT)	$360,942	19.4%		$282,896	15.1%
Restructuring Charges - Cost of Sales	3,776	0.2%		9,509	0.5%
Restructuring Charges - Operating Expense	3,733	0.2%		8,895	0.5%
Gain on Sale of Certain Assets	(48,001)	(2.6%	)	—	0.0%
Adjusted EBIT	$320,450	17.2%		$301,300	16.1%

Paints Segment
EBIT	$117,797	9.7%		$124,644	9.4%
Restructuring Charges - Cost of Sales	3,622	0.3%		8,102	0.6%
Acquisition-related Charges - Cost of Sales	2,952	0.2%		—	0.0%
Restructuring Charges - Operating Expense	2,270	0.2%		1,533	0.1%
Acquisition-related Charges - Operating Expense	892	0.1%		—	0.0%
Adjusted EBIT	$127,533	10.5%		$134,279	10.2%

Other and Administrative
EBIT	$(545)	(0.3%	)	$(12,878)	(7.5%	)
Restructuring Charges - Cost of Sales	—	0.0%		66	0.0%
Restructuring Charges - Operating Expense	(9)	(0.0%	)	210	0.1%
Adjusted EBIT	$(554)	(0.3%	)	$(12,602)	(7.4%	)

Total
Gross Profit	$1,137,778	35.1%		$1,116,503	33.2%
Restructuring Charges - Cost of Sales	7,398	0.2%		17,677	0.5%
Acquisition-related Charges - Cost of Sales	2,952	0.1%		—	0.0%
Adjusted Gross Profit	$1,148,128	35.4%		$1,134,180	33.7%

Operating Expenses	$706,786	21.8%		$719,340	21.4%
Restructuring Charges - Operating Expense	(5,994)	(0.2%	)	(10,638)	(0.3%	)
Acquisition-related Charges - Operating Expense	(892)	(0.0%	)	—	0.0%
Adjusted Operating Expenses	$699,900	21.6%		$708,702	21.1%

EBIT	$478,194	14.7%		$394,662	11.7%
Restructuring Charges - Total	13,392	0.4%		28,315	0.8%
Acquisition-related Charges - Total	3,844	0.1%		—	0.0%
Gain on Sale of Certain Assets	(48,001)	(1.5%	)	—	0.0%
Adjusted EBIT	$447,429	13.8%		$422,977	12.6%

Net Income	$297,150			$237,345
After Tax Restructuring Charges - Total	9,169			19,858
After Tax Acquisition-related Charges	2,712			—
After Tax Gain on Sale of Certain Assets	(37,216)			—
Adjusted Net Income	$271,815			$257,203

Net Income per Common Share - diluted	$3.58			$2.74
After Tax Restructuring Charges - Total	0.11			0.23
After Tax Acquisition-related Charges - Total	0.03			—
After Tax Gain on Sale of Certain Assets	(0.45)			—
Adjusted Net Income per Common Share - diluted [2]	3.28			$2.97

Reconciliation of Fiscal 2015 Annual Adjusted Diluted EPS Guidance
Diluted EPS Guidance				$4.76 - $4.81
After Tax Restructuring and Acquisition-related Charges				0.23 - 0.28
After Tax Gain on Sale of Certain Assets				(0.45)
Adjusted Diluted EPS Guidance [2]				$4.55 - $4.65

1  Certain amounts in the 2014 financial statements have been reclassified to conform to the 2015 presentation. In the first quarter of 2015, we changed our policy and now classify freight costs on shipments to customers as cost of sales.  Previously these costs were recorded as a deduction from net sales.  Reclassifications had no effect on net income (loss), cash flows or stockholders’ equity as previously reported.

2  The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.